As filed with the Securities and Exchange Commission on January 8, 2021

Registration No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Aquestive Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	30 Technology Drive Warren, NJ 07059	82-3827296
(State or Other Jurisdiction of Incorporation or Organization)	(Address of Principal Executive Offices) (Zip Code)	(I.R.S. Employer Identification No.)

Aquestive Therapeutics, Inc. 2018 Equity Incentive Plan

(Full title of the plan)

A. Ernest Toth, Jr.

Interim Chief Financial Officer

Aquestive Therapeutics, Inc.

30 Technology Drive

Warren, NJ 07059

(Name and address of agent for service)

(908) 941-1900

(Telephone number, including area code, of agent for service)

Copies of all communications to:

Ellen S. Knarr, Esq.

Day Pitney LLP

605 Third Avenue

31st Floor

New York, NY 10158

(212) 297-5800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	1,382,770(2)	$5.42(2)	$7,494,613.40	$817.66

(1)	The number of shares of common stock, par value $0.001 per share (the “Common Stock”), of Aquestive Therapeutics, Inc., a Delaware corporation (the “Registrant”), available for issuance under the Aquestive Therapeutics, Inc. 2018 Equity Incentive Plan (the “2018 Plan”) is subject to an automatic annual increase on the first day of each fiscal year, beginning with fiscal year 2019 and including each fiscal year thereafter prior to the termination of the 2018 Plan, with such annual increase equal to (i) 4.0% of the number of shares of Common Stock outstanding on December 31st of the immediately preceding calendar year or (ii) such lesser amount determined by the Board of Directors of the Registrant (the “Board”) in its discretion (the “Evergreen Provision”). The Board determined not to implement an increase under the Evergreen Provision for 2019 or 2020. Pursuant to the Evergreen Provision, the number of shares of Common Stock available for issuance under the 2018 Plan was automatically increased by 1,382,770 shares effective January 1, 2021, which is 4.0% of the total number of shares of Common Stock outstanding as of December 31, 2020. This registration statement (this “Registration Statement”) registers these 1,382,770 additional shares of Common Stock for issuance under the 2018 Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional shares of Common Stock as may be issued in the event of a stock dividend, stock split, recapitalization or other similar transaction.

(2)	Shares of Common Stock newly reserved under the 2018 Plan. Pursuant to Rules 457(c) and 457(h) under the Securities Act, the proposed maximum offering price per share was calculated on the basis of the average of the high and low prices per share of the Common Stock as reported on the Nasdaq Global Market on January 4, 2021.

EXPLANATORY NOTE

This Registration Statement is being filed by the Registrant for the purpose of registering an additional 1,382,770 shares of Common Stock available for issuance under the 2018 Plan. The Registrant previously filed with the Securities and Exchange Commission (the “Commission”) on July 27, 2018 a registration statement on Form S-8 (SEC File No. 333-226399) (the “Prior Registration Statement”) registering shares of Common Stock issuable under the 2018 Plan. This Registration Statement relates to securities of the same class as those to which the Prior Registration Statement relates and is submitted in accordance with General Instruction E of Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except for Items 3 and 8, which are being updated by this Registration Statement below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, as originally filed with the Commission by the Registrant, are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on March 11, 2020;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the Commission on May 5, 2020;

(c)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, filed with the Commission on August 4, 2020;

(d)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, filed with the Commission on November 4, 2020;

(e)	The Registrant’s Current Reports on Form 8-K, filed with the Commission on January 13, 2020, March 20, 2020, April 20, 2020, April 24, 2020, June 18, 2020, November 3, 2020, November 18, 2020, November 23, 2020, December 17, 2020, and January 7, 2021; and

(f)	The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A (SEC File No. 001-38599) filed with the Commission on July 20, 2018, pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference from the date of filing of such documents; provided, however, that any reports or portions thereof that are furnished, including under Item 2.02 or Item 7.01 of a Current Report on Form 8-K and any exhibits included with such items, shall not be deemed incorporated by reference in this Registration Statement. Any statement contained herein or in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which is incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description of Exhibit

4.1	Aquestive Therapeutics, Inc. 2018 Equity Incentive Plan (filed as Exhibit 10.14 to the Pre-Effective Amendment No. 1, as filed on July 16, 2018, to the Registration Statement on Form S-1 of the Registrant (SEC File No. 333-225924) and incorporated by reference herein).

5.1	Opinion of Day Pitney LLP, filed herewith.

23.1	Consent of KPMG LLP, filed herewith.

23.2	Consent of Day Pitney LLP, filed herewith (included in Exhibit 5.1).

24.1	Powers of Attorney, filed herewith (included on the signature page of this Registration Statement under the caption “Power of Attorney”).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Somerset, State of New Jersey, on this 8th day of January, 2021.

AQUESTIVE THERAPEUTICS, INC.

By:	/s/ Keith J. Kendall
Name:	Keith J. Kendall
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Keith J. Kendall, A. Ernest Toth, Jr. and Lori J. Braender, and each or any one of them, as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, with the Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each such attorney-in-fact, or his agent or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Keith J. Kendall		January 8, 2021
Keith J. Kendall	President, Chief Executive Officer and Member of the Board of Directors (Principal Executive Officer)

/s/ A. Ernest Toth, Jr		January 8, 2021
A. Ernest Toth, Jr.	Interim Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Santo J. Costa		January 8, 2021
Santo J. Costa	Chairman of the Board of Directors

/s/ Gregory B. Brown		January 8, 2021
Gregory B. Brown	Member of the Board of Directors

/s/ John Cochran		January 8, 2021
John Cochran	Member of the Board of Directors

/s/ Douglas K. Bratton		January 8, 2021
Douglas K. Bratton	Member of the Board of Directors

/s/ Nancy S. Lurker		January 8, 2021
Nancy S. Lurker	Member of the Board of Directors

/s/ James S. Scibetta		January 8, 2021
James S. Scibetta	Member of the Board of Directors